Exhibit 99.1

U.S. CONCRETE REPORTS FIRST QUARTER 2021 RESULTS

EULESS, TEXAS – May 6, 2021 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading supplier of aggregates and ready-mixed concrete in active construction markets across the country, today announced results for the quarter ended March 31, 2021.

FIRST QUARTER 2021 HIGHLIGHTS1

•Consolidated revenue was $285.7 million
•Aggregate products revenue increased 2.1% to $44.5 million, an all-time first quarter high
•Aggregate products average selling price per ton increased 8.9% to $13.32, an all-time first quarter high
•Aggregate products adjusted EBITDA was $12.5 million, an all-time first quarter high and a 10.6% increase compared to the prior year first quarter
•Aggregate products adjusted EBITDA margin increased 220 basis points to 28.1%, an all-time first quarter high
•Net loss was $4.8 million
•Total Adjusted EBITDA2 was $28.2 million
•Net loss margin was 1.7% and Total Adjusted EBITDA Margin2 was 9.9%
•Invested $28.7 million to purchase fee simple property and the underlying royalty agreement associated with the Orca Quarry on Vancouver Island, British Columbia, Canada (“Orca”), improving aggregate products profitability

(1)    Certain computations within this press release may reflect rounding adjustments.
(2)    Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release.

    Ronnie Pruitt, President and Chief Executive Officer of U.S. Concrete, Inc. stated, “Despite the challenges that we faced with significant winter weather during the first quarter, we are pleased with the progress we have made on our operational efficiencies and cost containment efforts. We are seeing an increase in bidding levels and project starts, which continue to point to a stronger second half of 2021. We are optimistic about the business outlook, as we see improved demand for our products with strong residential activity, diversified commercial needs and resilient infrastructure projects, which should be enhanced by a national infrastructure bill.”

OPERATING RESULTS

AGGREGATE PRODUCTS SEGMENT

	Three Months Ended March 31,
($ in millions except selling prices)	2021	2020
Sales to external customers	$22.6	$21.1
Freight revenue on sales to external customers	9.4	10.0
Intersegment sales	12.5	12.5
Total aggregate products revenue	$44.5	$43.6

Adjusted EBITDA	$12.5	$11.3

Average selling price (“ASP”) per ton(1)	$13.32	$12.23
Sales volume in thousand tons	2,586	2,632
(1)    The Company's calculation of aggregate products segment ASP excludes freight and certain other ancillary revenue.  The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.

Aggregate products segment revenue increased $0.9 million in the first quarter of 2021 to an all-time first quarter high of $44.5 million, resulting from an 8.9% increase in average selling price related to the mix of products sold compared to the first quarter of 2020, the effect of which more than offset the 1.7% decrease in sales volume. Aggregate products adjusted EBITDA of $12.5 million in the first quarter of 2021 increased 10.6% from the first quarter of 2020, primarily related to the impact of cost-saving measures initiated in 2020 and the full quarter impact of Coram Materials, which was acquired in February 2020.

READY-MIXED CONCRETE SEGMENT

	Three Months Ended March 31,
($ in millions except selling prices)	2021	2020
Revenue	$241.5	$292.2

Adjusted EBITDA	$24.9	$31.7

ASP per cubic yard	$141.49	$144.30
Sales volume in thousand cubic yards	1,704	2,022

Revenue from the ready-mixed concrete segment for the first quarter of 2021 was $241.5 million, a decrease of $50.7 million, or 17.4%, compared to the prior year first quarter. The revenue decline was generally consistent with what the Company has experienced since the onset of the coronavirus pandemic, but was further impacted by inclement weather during the first quarter of 2021. The decline resulted from lower volumes in the Company's coastal regions as a result of weather delays and the regional effects of the pandemic, including certain construction project delays. Business contingency actions, including labor management, concrete mix optimization, higher asset utilization and delivery efficiencies, reduced the impact from lower revenue on adjusted EBITDA in the first quarter of 2021.

CONSOLIDATED FIRST QUARTER 2021 RESULTS COMPARED TO FIRST QUARTER 2020
Consolidated revenue was $285.7 million, a decrease of $48.7 million, or 14.6%, compared to the prior year first quarter, primarily as a result of lower ready-mixed concrete volumes. During the first quarter of 2021, operating income was $0.5 million, with an operating income margin of 0.2%, compared to $3.1 million in the first quarter of 2020, with an operating income margin of 0.9%. Aggressive cost containment measures, operating efficiencies and growth from the aggregate products segment helped to mitigate the impact on operating income from lower revenue.

Selling, general and administrative expenses (“SG&A”) were $29.3 million in the first quarter of 2021 compared to $33.7 million in the first quarter of 2020. SG&A as a percentage of revenue was 10.3% in the first quarter of 2021 compared to 10.1% in the prior year first quarter. On a non-GAAP basis, Adjusted SG&A, which excludes non-cash stock compensation, acquisition-related costs, and realignment initiative costs, was 9.0% of revenue in the first quarter of 2021 compared to 8.5% in the prior year first quarter. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

BALANCE SHEET AND LIQUIDITY
    Net cash provided by operating activities in the first quarter of 2021 was $12.5 million compared to $44.0 million in the prior year first quarter due to lower sales and higher payments of incentive compensation and interest on bonds. The Company’s Adjusted Free Cash Flow excluding the purchase of the Orca land and royalty agreement in the first quarter of 2021 was $11.6 million compared to $36.9 million in the prior year first quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

At March 31, 2021, the Company had available borrowing capacity of $154.7 million under its revolving credit facility and $178.7 million under its delayed draw term loan facility, resulting in total liquidity of $356.2 million when combined with its cash balances. At March 31, 2021, U.S. Concrete had cash and cash equivalents of $22.8 million and total debt of $743.7 million, resulting in Net Debt of $720.9 million. Net Debt as of March 31, 2021 increased $29.6 million from December 31, 2020 due primarily to the acquisition of the Orca land and royalty agreement in March 2021. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations, and other information at the end of this press release.

OUTLOOK FOR 2021
The Company is continuing to target 2021 Total Adjusted EBITDA to be around $200 million for the full year, or a 2% to 5% increase from 2020. Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the definition and other information at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible and not available without unreasonable effort, reconciliations are not provided for forward-looking non-GAAP measures.

CONFERENCE CALL AND WEBCAST DETAILS
U.S. Concrete will host a conference call on Thursday, May 6, 2021, at 12:00 p.m. Eastern Time (11:00 a.m. Central Time) to review its first quarter 2021 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 4478966 at least 20 minutes before the conference call begins and ask for the U.S. Concrete conference call.

A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 20 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com.

ABOUT U.S. CONCRETE
U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of aggregates and concrete for infrastructure, residential and commercial projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of Dallas/Fort Worth, San Francisco, New York City, Philadelphia, and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade.  U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in its target markets.

For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “target,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. These risks and uncertainties also include the effects of COVID-19; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; our ability to implement cost containment strategies; and the adverse effects of the COVID-19 pandemic on our business, the economy and the markets we serve.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises.

Non-GAAP Financial Measures
Included in this press release are certain non-GAAP financial measures that we believe are useful for investors.  These non-GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

Reconciliations and definitions of the non-GAAP financial measures used in this press release are included at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures.

(Tables Follow)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue	$285.7	$334.4
Cost of goods sold excluding depreciation, depletion and amortization	233.1	273.9
Selling, general and administrative expenses	29.3	33.7
Depreciation, depletion and amortization	24.4	23.4
Change in value of contingent consideration	(0.1)	0.3
Gain on sale/disposal of assets and business, net	(1.5)	—
Operating income	0.5	3.1
Interest expense, net	10.4	11.4
Other income, net	(0.4)	(0.6)
Income (loss) before income taxes	(9.5)	(7.7)
Income tax expense (benefit)	(4.7)	(4.9)
Net income (loss)	(4.8)	(2.8)
Amounts attributable to non-controlling interest	—	0.3
Net income (loss) attributable to U.S. Concrete	$(4.8)	$(3.1)

Earnings (loss) per share attributable to U.S. Concrete:
Basic and diluted	$(0.28)	$(0.19)

Weighted average shares outstanding:
Basic and diluted	16.8	16.5
Note: Certain computations within this press release may reflect rounding adjustments.

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22.8	$11.1
Trade accounts receivable, net	189.8	212.5
Inventories	73.2	70.3
Other receivables, net	22.1	13.2
Prepaid expenses and other	10.5	11.1
Total current assets	318.4	318.2
Property, plant and equipment, net	802.5	788.2
Operating lease assets	74.2	76.1
Goodwill	237.9	238.2
Intangible assets, net	65.3	70.9
Other assets	13.7	14.7
Total assets	$1,512.0	$1,506.3
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$113.6	$127.8
Accrued liabilities	75.0	86.1
Current maturities of long-term debt	34.0	33.7
Current operating lease liabilities	14.8	14.3
Total current liabilities	237.4	261.9
Long-term debt, net of current maturities	709.7	668.7
Long-term operating lease liabilities	63.3	65.5
Other long-term obligations and deferred credits	50.2	51.9
Deferred income taxes	61.3	56.6
Total liabilities	1,121.9	1,104.6

Equity:
Additional paid-in capital	366.7	363.8
Retained earnings	48.5	53.3
Treasury stock, at cost	(47.6)	(37.9)
Total shareholders' equity	367.6	379.2
Non-controlling interest	22.5	22.5
Total equity	390.1	401.7
Total liabilities and equity	$1,512.0	$1,506.3

U.S. CONCRETE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4.8)	$(2.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	24.4	23.4
Amortization of debt issuance costs	0.5	0.4
Change in value of contingent consideration	(0.1)	0.3
Deferred income taxes	5.9	2.2
Provision for doubtful accounts and customer disputes	0.7	0.3
Stock-based compensation	2.9	3.7
Other, net	(0.8)	(0.8)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	22.1	15.1
Inventories	(3.0)	(0.2)
Prepaid expenses and other current assets	(8.4)	(5.2)
Other assets and liabilities	(1.4)	0.3
Accounts payable and accrued liabilities	(25.5)	7.3
Net cash provided by operating activities	12.5	44.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(32.4)	(7.3)
Proceeds from sale of business and property, plant and equipment	2.8	0.2
Payment for acquisition of business	—	(140.2)
Net cash used in investing activities	(29.6)	(147.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolver borrowings	139.7	170.2
Repayments of revolver borrowings	(91.2)	(79.9)
Payments for acquisition-related liabilities	(1.2)	(2.9)
Payments for finance leases, promissory notes and other	(8.8)	(8.4)
Shares redeemed for employee income tax obligations	(9.7)	(1.1)
Proceeds from finance leases and other	—	12.2
Debt issuance costs	—	(1.0)
Net cash provided by financing activities	28.8	89.1
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11.7	(14.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	11.1	40.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22.8	$26.4

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin
Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income taxes, depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, and realignment initiative costs. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss).

($ in millions)	Three Months Ended March 31,
	2021	2020
Total Adjusted EBITDA Reconciliation
Net income (loss)	$(4.8)	$(2.8)
Income tax expense (benefit)	(4.7)	(4.9)
Income (loss) before income taxes	(9.5)	(7.7)
Depreciation, depletion and amortization	24.4	23.4
Interest expense, net	10.4	11.4
Non-cash stock compensation expense	2.9	3.7
Gain on sale of business	(0.7)	—
Realignment initiative costs	0.4	—
Acquisition-related costs	0.3	1.3
Purchase accounting adjustments for inventory	0.1	1.6
Non-cash change in value of contingent consideration	(0.1)	0.3
Officer transition expenses	—	0.2
Total Adjusted EBITDA	$28.2	$34.2

Net income (loss) margin	(1.7)%	(0.8)%
Total Adjusted EBITDA Margin	9.9%	10.2%

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income, excluding the impact of depreciation, depletion and amortization, selling, general and administrative expenses, change in value of contingent consideration, purchase accounting adjustments for inventory, and gain on sale/disposal of assets/business, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income.

($ in millions)	Three Months Ended March 31,
	2021	2020
Adjusted Gross Profit Reconciliation
Operating income	$0.5	$3.1
Depreciation, depletion and amortization	24.4	23.4
Selling, general and administrative expenses	29.3	33.7
Gain on sale/disposal of assets/business, net	(1.5)	—
Purchase accounting adjustments for inventory	0.1	1.6
Change in value of contingent consideration	(0.1)	0.3
Adjusted Gross Profit	$52.7	$62.1

Operating income margin	0.2%	0.9%
Adjusted Gross Profit Margin	18.4%	18.6%

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue
Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related costs, officer transition costs, and realignment initiative costs. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A.

($ in millions)	Three Months Ended March 31,
	2021	2020
Adjusted SG&A Reconciliation
Selling, general and administrative expenses	$29.3	$33.7
Non-cash stock compensation expense	(2.9)	(3.7)
Realignment initiative costs	(0.4)	—
Acquisition-related costs	(0.3)	(1.3)
Officer transition expenses	—	(0.2)
Adjusted SG&A	$25.7	$28.5

SG&A as a percentage of revenue	10.3%	10.1%
Adjusted SG&A as a percentage of revenue	9.0%	8.5%

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share
Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income Attributable to U.S. Concrete as net income attributable to U.S. Concrete, net of income taxes and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, and realignment initiative costs. We also adjust Adjusted Net Income Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.
We have included Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.
The following tables reconcile (i) Adjusted Net Income Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income attributable to U.S. Concrete and (ii) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income attributable to U.S. Concrete per diluted share.

($ in millions)	Three Months Ended March 31,
	2021	2020
Adjusted Net Income Attributable to U.S. Concrete Reconciliation
Net income (loss) attributable to U.S. Concrete	$(4.8)	$(3.1)
Income tax expense (benefit)	(4.7)	(4.9)
Adjusted income (loss) before income taxes	(9.5)	(8.0)
Non-cash stock compensation expense	2.9	3.7
Gain on sale of business	(0.7)	—
Realignment initiative costs	0.4	—
Acquisition-related costs	0.3	1.3
Purchase accounting adjustments for inventory	0.1	1.6
Non-cash change in value of contingent consideration	(0.1)	0.3
Officer transition expenses	—	0.2
Adjusted income (loss) before income taxes	(6.6)	(0.9)
Normalized income tax expense (benefit)(1)	(1.8)	(0.2)
Adjusted Net Income (Loss) Attributable to U.S. Concrete	$(4.8)	$(0.7)

(1) Assumes a normalized effective tax rate of 27% in all periods.

	Three Months Ended March 31,
	2021	2020
Adjusted Net Income Attributable to U.S. Concrete per Diluted Share Reconciliation
Net income (loss) attributable to U.S. Concrete per share	$(0.28)	$(0.19)
Income tax expense (benefit)	(0.28)	(0.30)
Adjusted income (loss) before income taxes per share	(0.56)	(0.49)
Impact of non-cash stock compensation expense	0.16	0.22
Impact of gain on sale of business	(0.04)	—
Impact of realignment initiative costs	0.02	—
Impact of acquisition-related costs	0.02	0.09
Impact of purchase accounting adjustments for inventory	0.01	0.10
Impact of non-cash change in value of contingent consideration	(0.01)	0.02
Impact of officer transition expenses	—	0.01
Adjusted income (loss) before income taxes per share	(0.40)	(0.05)
Normalized income tax expense (benefit)(1)	(0.11)	(0.01)
Adjusted Net Income (Loss) Attributable to U.S. Concrete per Diluted Share	$(0.29)	$(0.04)

(1) Assumes a normalized effective tax rate of 27% in all periods.

Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment plus proceeds from the sale of business and property, plant and equipment. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities.

($ in millions)	Three Months Ended March 31,
	2021	2020
Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$12.5	44.0
Purchases of property, plant and equipment	(32.4)	(7.3)
Proceeds from sale of business and property, plant and equipment	2.8	0.2
Adjusted Free Cash Flow	(17.1)	36.9
Orca land and royalty agreement	28.7	—
Adjusted Free Cash Flow excluding Orca land and royalty agreement	$11.6	$36.9

Net Debt
Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and finance lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and finance lease obligations.

($ in millions)	As of	As of
	March 31, 2021	December 31, 2020
Net Debt Reconciliation
Total debt, including current maturities and finance lease obligations	$743.7	$702.4
Cash and cash equivalents	(22.8)	(11.1)
Net Debt	$720.9	$691.3

Net Debt to Total Adjusted EBITDA
Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our net income, excluding the impact of income taxes, depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, acquisition-related costs, officer transition expenses, purchase accounting adjustments for inventory, pension withdrawal liability, and realignment initiative costs. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months (“LTM”) net income.

Twelve Months
($ in millions)	Ended
March 31, 2021
Total LTM Adjusted EBITDA Reconciliation
Net income	$22.5
Income tax expense (benefit)	(4.8)
Income before income taxes	17.7
Depreciation, depletion and amortization	100.7
Interest expense, net	44.9
Loss on extinguishment of debt	12.4
Non-cash stock compensation expense	10.8
Non-cash change in value of contingent consideration	(7.7)
Purchase accounting adjustments for inventory	3.4
Realignment initiative costs	2.1
Acquisition-related costs, net	1.8
Pension withdrawal liability	1.5
Gain on sale of business	(0.7)
Total LTM Adjusted EBITDA	$186.9

Net Debt	$720.9

Total debt to LTM net income	33.1x
Net Debt to Total LTM Adjusted EBITDA as of March 31, 2021	3.9x
Source: USCR-E

Contact:	U.S. Concrete, Inc. Investor Relations
844-828-4774
IR@us-concrete.com